                                                                     EXHIBIT 5.1

                GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL
                              The MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166



                                                  July 29, 1998



Metalogics, Inc.
Riverview Historical Plaza
33-41 Newark Street, Suite 4-C
Hoboken, New Jersey  07030


Dear Sirs:

                  We are acting as counsel to Metalogics, Inc. (the "Company") in connection with (a) the Registration Statement on Form SB-2, filed on July 28, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 2,645,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), including an over-allotment option of up to 345,000 Shares and (b) the Underwriting Agreement between the Company and Cruttenden Roth Incorporated, Josephthal & Co. Inc. and Barington Capital Group, as the representatives of the several Underwriters, relating to the Shares (the "Underwriting Agreement").

                  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Metalogics, Inc.
July 28, 1998
Page 2

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,


                                                  GREENBERG TRAURIG HOFFMAN
                                                  LIPOFF ROSEN & QUENTEL